Exhibit 10.54

October 25, 2003

Mont Belvieu Venture, LLC
2929 Allen Parkway, Suite 3200
Houston, TX 77019
Telecopy: 713/759-3645

Mont Belvieu Storage Partners, L.P.
2929 Allen Parkway, Suite 3200
Houston, TX 77019
Telecopy: 713/759-3645

Louis Dreyfus Energy Services L.P.
20 Westport Road
Wilton, Connecticut 06897
Telecopy: 203/761-8119

Re:	Letter Of Agreement Clarifying Rights & Obligations of the Parties Under the Mont Belvieu Storage Partners, L.P., Partnership Agreement and the Mont Belvieu Venture, LLC, LLC Agreement

Dear Sirs:

     This Letter Agreement, upon its acceptance, as hereinafter provided, sets forth the understanding and agreement between TE Products Pipeline Company, Limited Partnership (“TEPPCO”), Mont Belvieu Venture, LLC (“MB Venture”), Mont Belvieu Storage Partners, L.P. (MB Partners”) and Louis Dreyfus Energy Services L.P. (“ Louis Dreyfus”) (jointly the “Parties”) regarding the clarification of the effective date of (i) the Limited Liability Company Agreement of Mont Belvieu Venture, LLC (the “LLC Agreement”) and (ii) the Agreement of Limited Partnership of Mont Belvieu Storage Partners, L.P (the “Partnership Agreement”).

     On or about August 13, 2003, TEPPCO and Louis Dreyfus entered into the LLC Agreement and the Partnership Agreement. The effective date of both the LLC Agreement and the Partnership Agreement (jointly the “Agreements”) was January 21, 2003. TEPPCO and Louis Dreyfus established January 21, 2003 as the effective date of the Agreements for the sole reason that January 21, 2003 was the date that the Certificate of Limited Partnership for MB Partners and the Certificate of Formation for MB Venture were filed with the Secretary of State of the State of Delaware. It was always, and remains, the intention of the Parties that the rights and obligations of the Parties set forth in the LLC Agreement and the Partnership Agreement would be effective and binding on the Parties as of January 1, 2003 as if Mont Belvieu Venture, LLC and Mont Belvieu Storage Partners, L.P. had been in existence on that date.

     The Parties now, therefore, agree that the Agreements, including all rights and obligations set forth therein, will be binding on and enforceable against each of the Parties effective as of January 1, 2003.

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     If the above is acceptable to Mont Belvieu Venture, LLC, Mont Belvieu Storage Partners, L.P. and Louis Dreyfus Energy Services L.P., please sign the enclosed duplicate of this letter in the space indicated below and return it to us for our files.

Sincerely,

TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP by TEPPCO GP, Inc. its general partner

By:	/s/ JOHN N. GOODPASTURE

Title: Vice President, Corporate Development

ACCEPTED AND AGREED TO:

Mont Belvieu Venture, LLC by Its managing member, TE Products Pipeline Company, Limited Partnership, by TEPPCO GP, Inc., its general partner

By:	/s/ JOHN N. GOODPASTURE

Title: Vice President, Corporate Development
Date: September 24, 2003

Mont Belvieu Storage Partners, L.P. by its general partner Mont Belvieu Venture, LLC by its managing member, TE Products Pipeline Company, Limited Partnership, by TEPPCO GP, Inc., its general partner

By:	/s/ JOHN N. GOODPASTURE

Title: Vice President, Corporate Development
Date: September 24, 2003

Louis Dreyfus Energy Services L.P., by its general partner Louis Dreyfus ES GP LLC

By:	/s/ TIMOTHY J. STUART

Title: President
Date: September 29, 2003